Exhibit 10.4

THIRD AMENDMENT TO

PURCHASE AND SALE AGREEMENT

THIS THIRD AMENDMENT TO PURCHASE AND SALE AGREEMENT (“Amendment”) dated the 3rd day of December 2013, by and between MILLER CREEK RESIDENCES, LLC (“Seller”) and TRADE STREET OPERATING PARTNERSHIP, L.P. (“Buyer”).

WITNESSETH:

WHEREAS, Seller and Buyer entered into that certain Purchase and Sale Agreement having an Effective Date of February 22, 2013, as amended by that certain First Amendment to Purchase and Sale Agreement dated April 8, 2013, as amended by that certain Second Amendment to Purchase Agreement dated May 10, 2013 (collectively “Agreement”); and

WHEREAS, the parties desire to amend certain terms and provisions of the Agreement as hereinafter set forth.

NOW, THEREFORE, in consideration of Ten Dollars ($10.00) and other good and valuable consideration, the receipt, adequacy and sufficiency of which is hereby acknowledged, the parties intending to be legally bound, hereby agree as follows:

1.          The recitations heretofore set forth are true and correct and are incorporated herein by this reference.

2.          The Agreement as amended by this Amendment remains in full force and effect. To the extent of any inconsistency between the terms of this Amendment and the terms of the Agreement, the terms of this Amendment shall supersede and control to the extent of such inconsistency. Terms not otherwise defined herein shall have the meaning set forth in the Agreement.

3.          On December 3, 2013 the Escrow Agent shall release the Earnest Money to the Seller. The Earnest Money shall be non-refundable to the Buyer except in the event of a default by the Seller or as otherwise provided in the Agreement.

4.          Section 4 of the Agreement is hereby amended to reflect that the definition of “Closing Date” shall mean January 20, 2014 (“Initial Closing Date”). The Buyer shall have the right upon written notice from Buyer to Seller from time to time and prior to the Closing Date then in effect to extend the Closing Date upon Buyer’s written request to Seller on a day-by-day basis until January 31, 2014 (“Outside Closing Date”).

5.          In consideration of the Buyer’s extension of the Closing Date (i) to the Initial Closing Date, at Closing, the Buyer shall pay to Seller an extension fee of One Hundred Thousand Dollars ($100,000) (“Initial Closing Date Extension Fee”), and (ii) after the Initial Closing Date, the Buyer shall pay to Seller a daily extension fee of Ten Thousand Dollars ($10,000) (each such $10,000 paid to Seller referred to as the “Daily Extension Fee(s)”) to the Seller for each day the Initial Closing Date is extended at Buyer’s written request to Seller as provided in this Section 4. The Initial Closing Date Extension Fee and any Daily Extension Fee(s) shall not be credited against the Purchase Price and shall not adjust the Purchase Price.

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6.          This Amendment may be executed in any number of counterparts, each of which, when executed, shall be deemed an original and all of which shall be deemed one and the same instrument. Facsimile transmission signatures of this Amendment shall be deemed to be original signatures.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first above written.

SELLER:

MILLER CREEK RESIDENCES, LLC, a
Delaware limited liability company

By: RMD-Memphis, LLC, an Alabama limited
Liability company, its Manager

By:	/s/ Robert B. Crumption III
Name:	Robert B. Crumption III
Title:	Manager
Date:	December 3, 2013

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BUYER:

TRADE STREET OPERATING
PARTNERSHIP, L.P., a Delaware limited
partnership

By:	Trade Street OP GP, LLC, a Delaware
limited liability company, its General
Partner

	By:	Trade Street Residential, Inc., a
Maryland corporation, its Sole
Member

By:	/s/ Michael Baumann
Name:	Michael Baumann
Title:	Chairman and CEO
Date:	December 3, 2013

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